SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                              FORM 8-K/A

            Amendment to Current Report Filed Pursuant to
      Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): July 1, 1998



                                 Techne Corporation
              (Exact name of registrant as specified in its charter)



                                   Minnesota
            (State or other jurisdiction of incorporation)



           0-17272                               41-1427402
    (Commission File Number)                 (I.R.S. Employer
                                             Identification No.)


                          614 McKinley Place N.E.
                        Minneapolis, Minnesota  55413
        (Address of principal executive offices)(Zip Code)


                              (612)-379-8854
            Registrant's telephone number, including area code)


                              Not Applicable
  (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits


(a) Financial Statements of Business Acquired:

    Audited Financial Statements of the Research Products
      Business of Genzyme Corporation:

      Report of Independent Accountants dated August 26, 1998

      Statements of Assets Sold as of December 31, 1997 and 1996

      Statements of Revenues and Direct Operating Expenses for the years ended December 31, 1997, 1996 and 1995

      Notes to Financial Statements

    Unaudited Financial Statements of the Research Products
      Business of Genzyme Corporation:

      Statement of Assets Sold as of June 30, 1998

      Statement of Revenues and Direct Operating Expenses for the six months ended June 30, 1998

      Note to Unaudited Financial Statements


(b) Pro Forma Financial Information(unaudited):

    Introduction to Pro Forma Financial Statements

    Pro Forma Balance Sheet

    Pro Forma Statement of Earnings

    Notes to Pro Forma Financial Statements


(c) Exhibit:

    2.1 Purchase and Sale Agreement dated as of June 22, 1998 among Techne Corporation, Research and Diagnostic
        Systems, Inc. and Genzyme Corporation--incorporated by reference to Exhibit 2.1 to Form 8-K dated July 1, 1998.

             RESEARCH PRODUCTS BUSINESS OF GENZYME CORPORATION

                       STATEMENTS OF ASSETS SOLD AS
                       OF DECEMBER 31, 1997 and 1996
                                    AND
            STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
                            FOR THE YEARS ENDED
                     DECEMBER 31, 1997, 1996 and 1995




                     REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Genzyme Corporation:

We have audited the accompanying statements of assets sold of the Research Products Business of Genzyme Corporation (the "Business") as of December 31, 1996 and 1997 and the related statements of revenues and direct operating expenses for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Genzyme Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the assets of the Business sold to Techne Corporation pursuant to the acquisition agreement described in Note 1 and the revenues and direct operating expenses of the Business, and are not intended to be a complete presentation of the Business' financial position, results of operations or cash flows.

In our opinion, the aforementioned financial statements present fairly the assets related to the Business, which were sold to Techne Corporation pursuant to the acquisition agreement described in Note 1, as of December 31, 1996 and 1997 and the revenues and direct operating expenses of the Business for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 26, 1998






             RESEARCH PRODUCTS BUSINESS OF GENZYME CORPORATION
                         STATEMENTS OF ASSETS SOLD

                          December 31,    December 31,
                              1997           1996
                              ----           ----
                                (in thousands)
Inventory                    $4,113         $4,376
Equipment, net                  277            198
                             ------         ------
Total assets sold            $4,390         $4,574
                             ======         ======

The accompanying notes are an integral part of these financial statements.





             RESEARCH PRODUCTS BUSINESS OF GENZYME CORPORATION
           STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


                                YEARS ENDED DECEMBER 31,
                                ------------------------
                              1997        1996         1995
                              ----        ----         ----
                                       (in thousands)
Revenue:
  External revenue          $14,278      $14,201      $13,652
  Intercompany revenue          296          292          299
                            -------      -------      -------
  Total revenue              14,574       14,493       13,951
Expenses:
  Cost of sales               7,686        6,562        6,919
  Selling and marketing       3,929        4,087        3,967
 General and
    administrative            1,698        1,511        1,306
  Research and development    2,652        2,449        2,567
                            -------      -------      ------
Total direct operating
  expenses                   15,965       14,609       14,759
                            -------      -------      -------
Direct operating expenses
  in excess of revenues     $(1,391)     $  (116)     $  (808)
                            =======      =======      =======

The accompanying notes are an integral part of these financial statements.




             RESEARCH PRODUCTS BUSINESS OF GENZYME CORPORATION
                       NOTES TO FINANCIAL STATEMENTS


(1) Background

Pursuant to a Purchase and Sale Agreement (the "Agreement") between Genzyme Corporation ("Genzyme") and Research and Diagnostic Systems, Inc. and Techne Corporation (collectively, "Techne"), dated June 22, 1998, Genzyme sold to Techne certain assets consisting principally of inventory and equipment plus the intellectual property and contractual rights (carried at zero book value) of Genzyme's Research Products Business (the "Business"). Assets related to Genzyme's Research Products Business which are owned by Genzyme Srl, Genzyme's wholly-owned subsidiary based in Italy, were not sold to Techne and, accordingly such assets and revenues and expenses from Genzyme Srl are excluded from these statements. The Business develops, manufactures and sells a line of cytokines, growth factors, antibodies, proteins, cytokine and apoptosis ELISA systems and other research products used in the areas of immunology and cellular biology.


(2)  Basis of Presentation

The statements of assets sold and the statements of revenue and direct operating expenses (the "Statements") are derived from the historical books and records of Genzyme and present assets sold and revenue and direct operating expenses of the Business. This Business has never been operated as a separate business entity but rather as an integral part of Genzyme Corporation.

The statements of revenue and direct operating expenses of the Business include the cost of sales, selling and marketing expenses, general and administrative expenses and research and development expenses that substantially relate directly to the Business to be acquired by Techne. Certain direct operating expenses presented in these statements have been allocated based on management's estimates of the cost of services provided to the Business by Genzyme. General and administrative expenses allocated include a corporate allocation of costs, consisting principally of MIS, legal, corporate finance, telecommunications, purchasing, security, human resources and information services based on the Business' revenues as a percentage of Genzyme's revenues. These allocations are believed by management to be reasonable allocations. However, there can be no assurance that such allocations will be indicative of future results of operations. Management of Genzyme cannot estimate what expenses would have been if the Business had been operated on a stand alone basis.

The Business is not a separate taxable entity for federal, state or local income tax purposes and its operations are included in the consolidated Genzyme tax returns. No income tax provision or benefit has been allocated to the Business. Genzyme does not allocate interest income or interest expense to its business units and, accordingly, no interest income or expense is reflected in these Statements. As a result of the foregoing, the Statements presented may not be indicative of the results of operations that would have been achieved had the Business been operated as an unaffiliated entity.


(3)  Summary of Significant Accounting Policies

Inventories
Inventories are stated at the lower of cost (first in, first out) or market. Inventories are routinely subject to changes in value resulting from technological change, price competition and changes in customer demand patterns. The assessment of market value of inventory is based on Genzyme's analysis of the Business's inventory and is not necessarily indicative of the market value that Techne would ascribe to the inventory. In addition, the carrying value of inventories, as reflected in the accompanying statement of assets to be acquired, does not include any adjustments which may result on the date of acquisition. Marketing and promotional materials, samples and display inventory are charged to selling and marketing expense when purchased. Packaging materials are included in inventory and expensed as cost of sales upon shipment of related product.

Revenue Recognition
Revenue from external sales is recognized upon shipment of the product. Allowances for sales returns, discounts, and rebates are provided for based on the volume of sales and actual experience. Revenue from intercompany sales is recognized at the point of transfer to affiliates at a transfer price negotiated by the business unit of Genzyme.

Research and Development Costs
Research and development costs are charged to expense when incurred.

Equipment
Equipment is stated at cost. Depreciation expense is computed on a straight-line basis over the useful life of the equipment (3 to 7 years). Depreciation expense was approximately $59,000 and $48,000 for the years ended December 31, 1997 and 1996, respectively. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the results of operations.



                                    (in thousands)
                            December 31,         December 31,
                                 1997                1996
                                 ----                ----
Equipment                        $503                $365
Accumulated depreciation         (226)               (167)
                                 ----                ----
Net equipment                    $277                $198
                                 ====                ====


Use of Estimates
The preparation of the Statements requires management to make estimates and judgments that affect the reported assets sold of the Business and its revenues and direct operating expense related disclosures. Such estimates include inventory reserves and amortization of manufacturing variances. Actual results could differ from those estimates.

Translation of Foreign Currencies
For non-U.S. operations, the local currency is the functional currency. Assets and liabilities are translated into U.S. dollars at current exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. Transaction gains and losses are included in corporate general and administrative expenses, a portion of which has been allocated to the Business (see Note 2).


(4)  Inventories

The components of inventories were as follows (in thousands):


                              December 31,         December 31,
                                 1997                 1996
                                 ----                 ----
Raw materials                   $1,697               $1,564
Work in process                    864                  914
Finished goods                   1,552                1,898
                                ------               ------
Total inventory                 $4,113               $4,376
                                ======               ======





             RESEARCH PRODUCTS BUSINESS OF GENZYME CORPORATION
                   STATEMENT OF ASSETS SOLD (UNAUDITED)
                              (in thousands)

                                June 30,
                                 1998
                                 ----
Inventory                       $4,352
Equipment, net                     266
                                ------
Total assets sold               $4,618
                                ======


The accompanying note is an integral part of these unaudited financial statements.







             RESEARCH PRODUCTS BUSINESS OF GENZYME CORPORATION
            STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                                (UNAUDITED)
                              (in thousands)

                             SIX MONTHS ENDED
                               June 30, 1998
                             ----------------
Revenue:
  External revenue                $ 7,044
  Intercompany revenue                119
                                  -------
  Total revenue                     7,163
Expenses:
  Cost of sales                     4,523
  Selling and marketing             2,218
 General and administrative           888
  Research and development          1,448
                                  -------
Total direct operating expenses     9,076
                                  -------
Direct operating expenses
  in excess of revenues           $(1,913)
                                  =======

The accompanying note is an integral part of these unaudited financial statements.




             RESEARCH PRODUCTS BUSINESS OF GENZYME CORPORATION
                  NOTE TO UNAUDITED FINANCIAL STATEMENTS


(1)  Basis of Presentation

The unaudited statement of assets sold and unaudited statement of revenues and direct operating expenses have been prepared in accordance with generally accepted accounting principles. The unaudited statements reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the results for the interim period presented. All such adjustments are of a normal recurring nature.

A summary of significant accounting policies followed in preparing the unaudited statements is detailed in the audited financial statements of the Research Products Business of Genzyme Corporation, which are presented elsewhere in this Form 8-K/A. It is suggested that the unaudited financial statements be read in conjunction with the accompanying audited financial statements.





                            TECHNE CORPORATION
              INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                (UNAUDITED)


The following unaudited Pro Forma Balance Sheet as of June 30, 1998 and the unaudited Pro Forma Statement of Earnings for the year ended June 30, 1998 have been prepared to illustrate the effect of the acquisition of the Research Products Business of Genzyme Corporation as though the acquisition had occurred on June 30, 1998 in the Pro Forma Balance Sheet and as of July 1, 1997 in the Pro Forma Statement of Earnings. The pro forma information is based upon Techne Corporation's audited Consolidated Financial Statements and the unaudited historical Financial Statements of the Research Product Business of Genzyme Corporation, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying Notes.

The Techne Corporation Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Techne Corporation that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Techne Corporation at any future date or the consolidated earnings of Techne Corporation at any future period. Furthermore, no effect has been given in the Techne Corporation Pro Forma Financial Statements for operating and synergistic benefits that may be realized by the combination of the entities. The Techne Corporation Pro Forma Balance Sheet adjustments are based on the estimated fair values of the assets acquired. The Techne Corporation Pro Forma Financial Statements, including Notes thereto, should be read in conjunction with the historical Consolidated Financial Statements of Techne Corporation contained in the 1998 Annual Report on Form 10-K and the audited and unaudited financial statements of the Research Products Business of Genzyme Corporation presented elsewhere in this Form 8-K/A.



                            TECHNE CORPORATION
                          PRO FORMA BALANCE SHEET
                            AS OF JUNE 30, 1998
                                (UNAUDITED)

                              (In thousands)

                                   GENZYME
                                   RESEARCH    PRO FORMA
                          TECHNE   PRODUCTS   ADJUSTMENTS   PRO FORMA
                          ------   --------   -----------   ---------
ASSETS
Cash and equivalents      $27,372  $     -   $(24,760) (1)  $  2,612
Short-term investments     15,322        -          -         15,322
Accounts receivable        10,002        -          -         10,002
Inventories                 3,811    4,352      1,308  (1)     9,471
Deferred income taxes       1,583        -          -          1,583
Prepaid expenses              431        -          -            431
                          -------  -------   --------       --------
  Total current assets     58,521    4,352    (23,452)        39,421

Equipment (net)            11,687      266         54  (1)    12,007
Intangible assets (net)       491        -     54,620  (1)    55,111
Deferred income taxes       1,798        -          -          1,798
Other-long term assets        422        -          -            422
                          -------  -------   --------       --------
                          $72,919  $ 4,618   $ 31,222       $108,759
                          =======  =======   ========       ========


LIABILITIES AND EQUITY
Trade accounts payable    $ 2,203  $     -   $      -       $  2,203
Salary and related
  accounts payable          2,005        -          -          2,005
Other payables              1,040        -      3,612  (1)     4,652
Income taxes payable        2,185        -          -          2,185
                          -------  -------   --------       --------
  Total current
    liabilities             7,433        -      3,612         11,045

Deferred rent               1,655        -          -          1,655
Royalties payable               -        -     15,228  (1)    15,228

Net assets of acquired
  entity                        -    4,618     (4,618) (1)         -

Common stock                  191        -         10  (1)       201
Additional paid-in
  capital                  13,810        -     16,990  (1)    30,800
Retained earnings          49,351        -          -         49,351
Foreign currency adjust.      479        -          -            479
                          -------  -------   --------       --------
  Total equity             63,831        -     17,000         80,831
                          -------  -------   --------       --------
                          $72,919  $ 4,618   $ 31,222       $108,759
                          =======  =======   ========       ========

         See accompanying Notes to Pro Forma Financial Statements



                            TECHNE CORPORATION
                      PRO FORMA STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED JUNE 30, 1998
                                (UNAUDITED)

                   (In thousands except per share data)

                                     GENZYME
                                     RESEARCH    PRO FORMA
                            TECHNE   PRODUCTS   ADJUSTMENTS   PRO FORMA
                            ------   --------   -----------   ---------
Net sales                  $67,291  $14,236      $     -      $81,527
Cost of sales               20,009    8,737           32 (2)   28,778
                           -------  -------      -------      -------
Gross margin                47,282    5,499          (32)      52,749

Selling, general & admin.   15,368    5,875           -       21,243
Research & development      10,638    2,820            -       13,458
Intangible amortization         71        -        9,500 (3)    9,571
Interest income             (1,206)       -          990 (4)     (216)
                           -------  -------      -------      -------
                            24,871    8,695       10,490       44,056
                           -------  -------      -------      -------
Earnings (loss) before
  income taxes             22,411   (3,196)     (10,522)       8,693
Income taxes                7,228        -       (4,073)(5)    3,155
                          -------  -------      -------      -------
Net earnings (loss)       $15,183  $(3,196)     $(6,449)     $ 5,538
                          =======  =======      =======      =======

Basic earnings per share  $  0.80                            $  0.28
Diluted earnings
  per share               $  0.77                            $  0.27

Weighted average common
  shares                   18,953                   987       19,940
Weighted average common
  and dilutive shares      19,608                   987       20,595



         See accompanying Notes to Pro Forma Financial Statements





                            TECHNE CORPORATION
                  NOTES TO PRO FORMA FINANCIAL STATEMENTS


(1) Purchase of inventory, equipment and intangible assets, including the write-up of inventory ($1,308,000), equipment ($54,000) and intangible assets ($54,620,000) to current estimates of fair value, which are subject final determinations, and the recognition of the purchase price paid and payable as follows: 987,206 shares of Techne Corporation common stock valued at $17 million, $24.76 million of cash and $18.84 million of royalties (present value of an estimated $23.7 million payable over five years.)

(2) Depreciation on equipment acquired.

(3) Amortization of intangible assets acquired over an estimated economic life of 5 to 6 years.

(4) Reduction of interest income due to payment of cash purchase price.

(5) Income tax effect of the operating loss by the Research
    Products Business of Genzyme Corporation and the pro forma adjustments for depreciation and intangible amortization, at an effective rate of 32%.



                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Techne Corporation.
                                     (Registrant)



Date:     September 14, 1998         By:/s/ Thomas E. Oland
                                     ---------------------------
                                     Thomas E. Oland, President